Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Second Quarter 2015 Financial Results

Scottsdale, Ariz. — July 27, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the second quarter of 2015, as summarized below. The company reported net revenue of $1,157.6 million, segment profit of $53.2 million, and net income of $4.6 million, or $0.17 per diluted share. In addition, the company reported adjusted net income of $14.7 million and adjusted earnings per share of $0.56.

Second Quarter Financial Results*

	Three Months Ended June 30			Six Months Ended June 30
(Millions, except per share results)	2015	2014	Increase/ (Decrease)	2015	2014	Increase/ (Decrease)
Net Revenue	$1,157.6	$888.0	30.4%	$2,138.6	$1,854.5	15.3%
Segment Profit*	53.2	45.0	18.2%	118.1	121.5	(2.8)%
Adjusted Net Income*	14.7	11.8	24.6%	39.1	39.1	0.0%
Net Income	4.6	5.0	(8.0)%	11.9	30.7	(61.2)%

Per Share Results:
Adjusted Earnings per Share*	0.56	0.42	33.3%	1.47	1.39	5.8%
Earnings per Share	0.17	0.18	(5.6)%	0.45	1.10	(59.1)%

Variances for three months ended June 30, 2015 vs. June 30, 2014:

•                  The increase in revenue between periods resulted primarily from the inclusion of revenues from acquired entities, the impact of new business, and same store growth and rate increases, which were partially offset by the loss of revenues associated with previously announced contract terminations.

•                  The increase in segment profit between periods is primarily due to new business, same store growth, and the impact of acquisitions, which were partially offset by previously announced contract terminations.

•                  The increase in adjusted net income between periods is mainly due to increased segment profit.

•                  The decrease in net income between periods is primarily due to higher non-cash expenses relating to acquisitions, partially offset by higher segment profit.

As of June 30, 2015, the company had unrestricted cash and investments of $270.6 million.

* Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

“Our results for this quarter reflect strong performance from our Pharmacy segment, solid results in Specialty Solutions, and some weakness in care results in the Commercial and Public Sector segments. We have plans in place to address these issues, and expect that the results will improve in the second half of the year,” said Barry M. Smith, chairman and chief executive officer of Magellan Health.

“The recent reorganization of the company into two business units — Magellan Healthcare and Magellan Rx Management - provides a unified approach to customers for our entire suite of healthcare products. This improved alignment will help drive enhanced services and solutions, as well as administrative efficiencies. This enables us to better align our resources across the enterprise in support of our health plan, employer and government clients.”

Results and Outlook

“Relative to full year 2015, we are maintaining our guidance, with the exception of updating our EPS guidance to reflect the impact of recent share repurchase activity. We now expect fully diluted EPS to be between $1.69 and $2.28, and fully diluted adjusted EPS between $3.45 and $3.90, based on average fully diluted shares of 26.7 million. This updated fully diluted share count reflects share repurchases and option exercises through July 22, 2015, but excludes any potential future activity.

“Compared to the first half of 2015, we expect the second half of the year to produce stronger earnings due to improved results in Magellan Complete Care, mainly driven by care management initiatives, network recontracting, and rates; the impact of business growth, primarily in our Pharmacy Management segment; and the seasonality and timing of care results and customer settlements across our businesses. We expect an increasing pattern of earnings over each of the last two quarters of the year.”

Earnings Conference Call

Management will host a conference call at 10 a.m. Eastern on Monday, July 27, 2015. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Second Quarter 2015 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available live via webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve — all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies, third party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under GAAP, Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as amortization of identified acquisition intangibles and changes in the fair value of contingent consideration recorded in relation to acquisitions.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2015 guidance, estimates of 2015 earnings per share and adjusted earnings per share, anticipated stronger financial performance for the second half of 2015, growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 26, 2015, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2015. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income and adjusted earnings per share information referred to herein may be considered to be non-GAAP financial measures. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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